Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 25, 2002, except for Note 21, as to which the date is December 20, 2002, relating to the financial statements of Infinium Software, Inc., which appears in SSA Global Technologies, Inc.’s Registration Statement on Form S-1 (File No. 333-116156).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 26, 2005